Exhibit 99.1

Fortune Brands Delivers Solid 2023 Sales and Margin Performance with Strong Cash Generation; Issues 2024 Guidance; Announces $650 Million Share Repurchase Authorization

Highlights:

  Q4 2023 sales were $1.2 billion, an increase of 3 percent over Q4 2022. Organic sales excluding the impact of the non-reoccurring 53rd week and FX were $1.1 billion, a decrease of 3 percent versus Q4 2022
  Q4 2023 earnings per share (EPS) were $0.64, a decrease of 35 percent versus a year ago; EPS before charges / gains were $0.95, a decrease of 11 percent versus Q4 2022, reflecting the impact of one-time separation items and the 53rd week
  Full-year 2023 sales were $4.6 billion, a decrease of 2 percent over 2022. Organic sales excluding the impact of the non-reoccurring 53rd week and FX were $4.4 billion, a decrease of 6 percent versus full year 2022
  Full-year 2023 EPS were $3.17, a decrease of 23 percent versus 2022; EPS before charges / gains were $3.91, a decrease of 8 percent versus 2022, reflecting the impact of one-time separation items and the 53rd week
  Company announces new $650 million share repurchase authorization reflecting confidence in outlook and commitment to driving long-term shareholder value
  Company provides 2024 guidance prioritizing above-market sales performance, margin expansion and continued cash generation

DEERFIELD, Ill.--(BUSINESS WIRE)--January 30, 2024--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry leading innovation company focused on creating smarter, safer and more beautiful homes and lives, today announced fourth quarter and full-year 2023 results.

“Our results this year demonstrate our focus on generating sales above the market, preserving margins, and generating cash. Our teams delivered in the face of a challenging macro environment while also advancing several long-term initiatives and executing on our priorities,” said Fortune Brands Chief Executive Officer Nicholas Fink. “Over the past year, we have taken transformative actions toward better leveraging the strength of our aligned organization and sharpening our focus on our leading brands, meaningful innovation, and our advantaged channel relationships. These actions combined with our focus on the parts of the market with long-term outsized growth opportunities, give me confidence in our ability to perform in 2024 – and beyond.”

Fourth Quarter 2023 Results

($ in millions, except per share amounts; Change compared to prior year)

Unaudited

Q4 2023 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q4 2023 GAAP	$1,161	$134.0	11.5%	$0.64
Change	3%	(26%)	(460 bps)	(35%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q4 2023 Non-GAAP	$1,161	$183.6	15.8%	$0.95
Change	3%	(6%)	(150 bps)	(11%)

Q4 2023 Net Sales and Operating Margin Results

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic excl. 53rd week and FX	Reported	Organic excl. 53rd week and FX
Water Innovations	$663	$628	3%	(2%)	21.1%	(260 bps)	21.8%	(220 bps)
Outdoors	$309	$313	(7%)	(6%)	2.4%	(950 bps)	13.9%	10 bps
Security	$189	$163	20%	4%	13.0%	(390 bps)	17.2%	20 bps
Total FBIN	$1,161	$1,104	3%	(3%)	11.5%	(460 bps)	15.8%	(150 bps)

Comments on the Fourth Quarter

Segment results were impacted by lower sales volumes and the non-reoccurring 53rd week. Water Innovations sales increased due to the Emtek acquisition. Security sales increased driven by the U.S. and Canadian Yale and August residential smart locks acquisition. Earnings per share year-over-year results were impacted by one-time items related to the Cabinets separation and the impact of the 53rd week.

Full-Year 2023 Results

($ in millions, except per share amounts; Change compared to prior year)

Unaudited

Full-Year 2023 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
FY 2023 GAAP	$4,626	$614.9	13.3%	$3.17
Change	(2%)	(21%)	(310 bps)	(23%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
FY 2023 Non-GAAP	$4,626	$738.0	16.0%	$3.91
Change	(2%)	(9%)	(110 bps)	(8%)

Full-Year 2023 Net Sales and Operating Margin Results

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic excl. 53rd week and FX	Reported	Organic excl. 53rd week and FX
Water Innovations	$2,562	$2,446	0%	(5%)	22.4%	(150 bps)	22.7%	(150 bps)
Outdoors	$1,341	$1,345	(12%)	(11%)	10.0%	(280 bps)	13.0%	(120 bps)
Security	$723	$652	14%	3%	8.6%	(640 bps)	16.0%	90 bps
Total FBIN	$4,626	$4,442	(2%)	(6%)	13.3%	(310 bps)	16.0%	(110 bps)

Comments on the Full Year

Segment results were impacted by lower volumes. Sales results in Water Innovations and Security were partially offset by the impact of the recent acquisition. Full-year operating margins were impacted by first half inventory actions, particularly in Water Innovations and Outdoors. Earnings per share year-over-year results were impacted by one-time items related to the Cabinets separation and the impact of the 53rd week.

Balance Sheet and Cash Flow

The Company exited the year with a strong balance sheet, closing with $1.1 billion in operating cash flow and $799 million in free cash flow. Due to its continued strong cash flow, the Company repurchased $20 million of shares in the quarter, bringing the full year total to $150 million. The Company finished the year with full availability on its revolver and continues to de-lever from its recent transformative acquisition.

As of the end of the fourth quarter 2023:

Net debt	$2.3 billion
Net debt to EBITDA before charges / gains	2.5x
Cash	$366 million
Amount available under revolving credit facility	$1.25 billion

Share Repurchase Authorization

The Company announced that on January 29, 2024, its Board of Directors authorized the repurchase of up to $650 million of shares of the Company’s outstanding common stock over the next two years on the open market or in privately negotiated transactions or otherwise (including pursuant to a Rule 10b5-1 trading plan, block trades and accelerated share repurchase transactions), in accordance with applicable securities laws. The $650 million share repurchase authorization announced today is in addition to the $435 million remaining from an existing authorization which expires on March 1, 2024.

The new purchases, if made, will occur from time to time depending on market conditions. The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until January 29, 2026, and may be suspended or discontinued at any time.

2024 Market and Financial Guidance

“Our full year 2024 financial guidance reflects our expectation of outperformance as we execute our strategy of growing the core and accelerating connected products, and the defined pathway we see toward margin growth,” said Fortune Brands Chief Financial Officer David Barry. “As we position Fortune Brands for continued shareholder value creation, we will prioritize above-market sales growth opportunities, margin expansion and cash generation, while continuing to invest in key strategic priorities with a returns-focused view. The share repurchase authorization that we announced today reflects our continued confidence in the strength of our business and focus on long-term performance.”

2024 Full-Year Guidance

2024 Full-Year Guidance
MARKET
Global market	-3% to 0%
U.S. market	-2% to 0%
U.S. R&R	-4% to -2%
U.S. SFNC	5% to 7%
China market	-9% to -7%
TOTAL COMPANY FINANCIAL METRICS
Net sales	3.5% to 5.5%
Net sales [organic]	-1% to 1%
Operating margin before charges / gains	16.5% to 17.5%
EPS before charges / gains	$4.20 to $4.40
Cash flow from operations	Around $720 million
Free cash flow	Around $520 million
Cash conversion	Around 100%
SEGMENT FINANCIAL METRICS
Water Innovations net sales	3% to 5%
Water Innovations net sales [organic]	-2% to 0%
Water Innovations operating margin before charges / gains	24% to 24.5%
Outdoors net sales	1% to 3%
Outdoors operating margin before charges / gains	13.5% to 14.5%
Security net sales	10% to 12%
Security net sales [organic]	0% to 2%
Security operating margin before charges / gains	15.5% to 16.5%
OTHER ITEMS
Corporate expense	$140 million to $145 million
Interest expense	$118 million to $120 million
Other income / expense	Around $5 million
Tax rate	23.25% to 23.5%
Share count	Around 127 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains, EPS before charges / gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and cash conversion, and restructuring and other charges, which are excluded from operating margin before charges / gains, EPS before charges / gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Emtek, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe, Yale and August. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” “confident,” “opportunity” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (vii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (viii) delays or outages in our information technology systems or computer networks, (ix) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (x) risks associated with the disruption of operations, (xi) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiii) impairments in the carrying value of goodwill or other acquired intangible assets, (xiv) risk of increases in our defined benefit-related costs and funding requirements, (xv) our ability to attract and retain qualified personnel and other labor constraints, (xvi) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xvii) risks associated with environmental, social and governance matters, (xviii) changes in government and industry regulatory standards, (xix) future tax law changes or the interpretation of existing tax laws, (xx) our ability to secure and protect our intellectual property rights, and (xxi) potential liabilities and costs from claims and litigation. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of acquisitions (organic sales), organic sales excluding the impact of the non-reoccurring 53rd week and FX, free cash flow and cash conversion. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Fifty-two Weeks Ended	Twelve Months Ended
Net sales (GAAP)	December 30, 2023	December 31, 2022	$ Change	% Change	December 30, 2023	December 31, 2022	$ Change	% Change
Water	$663.0	$641.5	$21.5	3	$2,562.2	$2,570.2	$(8.0)	-
Outdoors	309.2	333.0	(23.8)	(7)	1,341.1	1,517.4	(176.3)	(12)
Security	189.1	157.4	31.7	20	722.9	635.4	87.5	14
Total net sales	$1,161.3	$1,131.9	$29.4	3	$4,626.2	$4,723.0	$(96.8)	(2)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	$ Change	% Change	December 30, 2023	December 31, 2022	$ Change	% Change
WATER
Operating income (GAAP)	$139.7	$151.9	$(12.2)	(8)	$574.3	$614.6	$(40.3)	(7)
Restructuring charges	0.9	2.5	(1.6)	(64)	2.2	6.3	(4.1)	(65)
Other charges/(gains)
Cost of products sold	2.2	(0.1)	2.3	(2,300)	2.6	(0.2)	2.8	(1,400)
Selling, general and administrative expenses	-	-	-	-	-	0.8	(0.8)	(100)
Amortization of inventory step-up (f)	1.5	-	1.5	NM	3.5	1.3	2.2	169
Operating income before charges/gains (a)	$144.3	$154.2	$(9.9)	(6)	$582.6	$622.8	$(40.2)	(6)

OUTDOORS
Operating income (GAAP)	$7.3	$39.6	$(32.3)	(82)	$133.5	$194.2	$(60.7)	(31)
Restructuring charges	1.2	6.1	(4.9)	(80)	4.3	24.5	(20.2)	(82)
Other charges/(gains)
Cost of products sold	0.3	-	0.3	NM	(0.1)	(5.4)	5.3	(98)
Selling, general and administrative expenses	-	-	-	-	0.1	0.2	(0.1)	(50)
Solar compensation (e)	0.6	0.3	0.3	100	2.7	2.1	0.6	29
Asset impairment charges (g)	33.5	-	33.5	NM	33.5	-	33.5	NM
Operating income before charges/gains (a)	42.9	46.0	$(3.1)	(7)	174.0	215.6	$(41.6)	(19)

SECURITY
Operating income (GAAP)	$24.6	$26.7	$(2.1)	(8)	$62.4	$95.4	$(33.0)	(35)
Restructuring charges	1.5	0.1	1.4	1,400	25.3	0.6	24.7	4,117
Other charges/(gains)
Cost of products sold	6.5	-	6.5	NM	19.2	-	19.2	NM
Amortization of inventory step-up (f)	-	-	-	-	8.9	-	8.9	NM
Operating income before charges/gains (a)	$32.6	$26.8	$5.8	22	$115.8	$96.0	$19.8	21

CORPORATE
Corporate expense (GAAP)	$(37.6)	$(35.9)	$(1.7)	5	$(155.3)	$(129.9)	$(25.4)	20
Restructuring charges	-	1.5	(1.5)	(100)	0.7	1.0	(0.3)	(30)
Other charges/(gains)							-	-
Selling, general and administrative expenses	0.3	0.2	0.1	50	0.5	0.9	(0.4)	(44)
ASSA transaction expenses (d)	1.1	3.3	(2.2)	(67)	19.7	3.3	16.4	497
General and administrative expenses before charges/gains (a)	$(36.2)	$(30.9)	$(5.3)	17	$(134.4)	$(124.7)	$(9.7)	8

TOTAL COMPANY
Operating income (GAAP)	$134.0	$182.2	$(48.2)	(26)	$614.9	$774.3	$(159.4)	(21)
Restructuring charges	3.6	10.2	(6.6)	(65)	32.5	32.4	0.1	-
Other charges/(gains)
Cost of products sold	9.0	(0.1)	9.1	(9,100)	21.7	(5.6)	27.3	(488)
Selling, general and administrative expenses	0.3	0.2	0.1	50	0.6	1.9	(1.3)	(68)
Solar compensation (e)	0.6	0.3	0.3	100	2.7	2.1	0.6	29
ASSA transaction expenses (d)	1.1	3.3	(2.2)	(67)	19.7	3.3	16.4	497
Amortization of inventory step-up (f)	1.5	-	1.5	NM	12.4	1.3	11.1	854
Asset impairment charges (g)	33.5	-	33.5	NM	33.5	-	33.5	NM
Operating income before charges/gains (a)	$183.6	$196.1	$(12.5)	(6)	$738.0	$809.7	$(71.7)	(9)

NM - Not Meaningful

(a) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	December 30,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$366.4	$642.5
Accounts receivable, net	534.2	521.8
Inventories	941.3	1,021.3
Other current assets	155.8	274.8
Total current assets	1,997.7	2,460.4

Property, plant and equipment, net	975.0	783.7
Goodwill	1,906.8	1,640.7
Other intangible assets, net of accumulated amortization	1,354.7	1,000.8
Other assets	289.9	235.3
Total assets	$6,524.1	$6,120.9

Liabilities and equity
Current liabilities
Short-term debt	$-	$599.2
Accounts payable	531.4	421.6
Other current liabilities	628.0	523.9
Total current liabilities	1,159.4	1,544.7

Long-term debt	2,670.1	2,074.3
Deferred income taxes	111.3	136.9
Other non-current liabilities	289.9	278.1
Total liabilities	4,230.7	4,034.0

Stockholders' equity	2,293.4	2,086.9
Total equity	2,293.4	2,086.9
Total liabilities and equity	$6,524.1	$6,120.9

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022
Operating activities
Net income	$404.5	$686.7
Depreciation and amortization	168.8	191.6
Recognition of actuarial gains	(0.5)	(1.2)
Non-cash lease expense	32.1	45.2
Deferred taxes	(26.1)	14.8
Asset impairment charges	33.5	46.4
Other non-cash items	37.3	57.3
Changes in assets and liabilities, net	406.2	(474.5)
Net cash provided by operating activities	$1,055.8	$566.3

Investing activities
Capital expenditures	$(256.5)	$(246.1)
Proceeds from the disposition of assets	2.8	8.2
Cost of acquisitions, net of cash acquired	(784.1)	(217.6)
Net cash used in investing activities	$(1,037.8)	$(455.5)

Financing activities
Increase in debt, net	$(4.9)	$(37.1)
Proceeds from the exercise of stock options	18.0	1.1
Treasury stock purchases	(150.0)	(580.1)
Dividends to stockholders	(116.8)	(145.6)
Dividends received from MasterBrand	-	940.0
Cash retained by MasterBrand at Spin-off	-	(56.3)
Other items, net	(17.6)	(49.5)
Net cash (used in) provided by financing activities	$(271.3)	$72.5

Effect of foreign exchange rate changes on cash	$0.5	$(11.1)

Net (decrease) increase in cash and cash equivalents	$(252.8)	$172.2
Cash, cash equivalents and restricted cash* at beginning of period	648.3	476.1
Cash, cash equivalents and restricted cash* at end of period	$395.5	$648.3

FREE CASH FLOW	Fifty-two Weeks Ended	Twelve Months Ended	2024 Full Year
	December 30, 2023	December 31, 2022	Estimate

Cash flow from operations (GAAP)	$1,055.8	$566.3	$715.0
Less:
Capital expenditures	256.5	246.1	$195.0
Free cash flow**	$799.3	$320.2	$520.0

* Restricted cash of $26.9 million and $2.2 million is included in Other current assets and Other assets, respectively, as of December 30, 2023, and $2.1 million and $3.7 million is included in Other current assets and Other assets, respectively, as of December 31, 2022.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

The Consolidated Statements of Cash Flows and Free Cash Flow presented above include cash flows from continuing and discontinued operations.

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change

Net sales	$1,161.3	$1,131.9	3	$4,626.2	$4,723.0	(2)

Cost of products sold	666.3	659.6	1	2,714.8	2,790.1	(3)

Selling, general and administrative expenses	305.8	267.3	14	1,168.4	1,077.9	8

Amortization of intangible assets	18.1	12.6	44	62.1	48.3	29

Asset impairment charges	33.5	-	NM	33.5	-	NM

Restructuring charges	3.6	10.2	(65)	32.5	32.4	-

Operating income	134.0	182.2	(26)	614.9	774.3	(21)

Interest expense	28.7	33.8	(15)	116.5	119.2	(2)

Other (income) expense, net	1.4	(7.0)	(120)	(19.5)	(12.0)	63

Income from continuing operations before income taxes	103.9	155.4	(33)	517.9	667.1	(22)

Income tax	22.6	27.2	(17)	112.4	127.2	(12)

Income from continuing operations, net of tax	$81.3	$128.2	(37)	$405.5	$539.9	(25)

Income (loss) from discontinued operations, net of tax	-	(18.3)	(100)	(1.0)	146.8	(101)

Net income	$81.3	$109.9	(26)	$404.5	$686.7	(41)

Net income attributable to Fortune Brands	$81.3	$109.9	(26)	$404.5	$686.7	(41)

Diluted earnings per common share
Continuing operations	$0.64	$0.99	(35)	$3.17	$4.11	(23)
Discontinued operations	$-	$(0.14)	100	$-	$1.12	(100)
Diluted EPS attributable to Fortune Brands	$0.64	$0.85	(25)	$3.17	$5.23	(39)

Diluted average number of shares outstanding	127.1	129.0	(1)	127.7	131.3	(3)

NM - Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change

Income from continuing operations, net of tax	$81.3	$128.2	(37)	$405.5	$539.9	(25)

Depreciation *	$30.8	$21.9	41	$90.4	$82.7	9
Amortization of intangible assets	18.1	12.6	44	62.1	48.3	29
Restructuring charges	3.6	10.2	(65)	32.5	32.4	-
Other charges/(gains)	9.3	0.1	100	22.3	(3.7)	(703)
ASSA transaction expenses (d)	1.1	3.3	(67)	19.7	3.3	497
Solar compensation (e)	0.6	0.3	100	2.7	2.1	29
Amortization of inventory step-up (f)	1.5	-	NM	12.4	1.3	854
Asset impairment charges (g)	33.5	-	NM	33.5	-	NM
Interest expense	28.7	33.8	(15)	116.5	119.2	(2)
Defined benefit plan actuarial (gains)/losses	1.9	(1.6)	(219)	(0.5)	(1.2)	(58)
Income taxes	22.6	27.2	(17)	112.4	127.2	(12)

EBITDA before charges/gains (c)	$233.0	$236.0	(1)	$909.5	$951.5	(4)

* Depreciation excludes accelerated depreciation expense of $8.4 million for the thirteen weeks ended December 30, 2023, and $16.3 million for the fifty-two weeks ended December 30, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

Short-term debt **			$-
Long-term debt **			2,670.1
Total debt			2,670.1
Less:
Cash and cash equivalents **			366.4
Net debt (1)			$2,303.7
For the twelve months ended December 30, 2023
EBITDA before charges/gains (2) (c)			$909.5

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.5

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of December 30, 2023.

NM - Not Meaningful
(c) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended December 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.6 million ($2.8 million after tax or $0.02 per diluted share) of restructuring charges, $9.3 million ($7.2 million after tax or $0.06 per diluted share) of other charges/gains, $1.1 million ($0.8 million after tax or $0.01 per diluted share) of expenses directly related to our ASSA transaction, $0.6 million ($0.5 million after tax) related to the compensation agreement with the former owner of Solar, $1.5 million ($1.1 million after tax or $0.01 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses, $33.5 million ($25.4 million after tax or $0.20 per diluted share) of asset impairment charges and the impact from actuarial losses associated with our defined benefit plans of $1.9 million ($1.4 million after tax or $0.01 per diluted share).

For the fifty-two weeks ended December 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $32.5 million ($24.8 million after tax or $0.20 per diluted share) of restructuring charges, $23.3 million ($17.0 million after tax or $0.13 per diluted share) of other charges/gains, $18.7 million ($15.1 million after tax or $0.12 per diluted share) of expenses directly related to our ASSA transaction, $2.7 million ($2.0 million after tax or $0.02 per diluted share) related to the compensation agreement with the former owner of Solar, $12.4 million ($9.5 million after tax or $0.07 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses, $33.5 million ($25.4 million after tax or $0.20 per diluted share) of asset impairment charges and the impact from actuarial gains associated with our defined benefit plans of $0.5 million ($0.4 million after tax).

For the three months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $10.2 million ($7.7 million after tax or $0.07 per diluted share) of restructuring charges, $0.1 million ($0.1 million after tax) of other charges/gains, $3.3 million ($2.5 million after tax or $0.02 per diluted share) of expenses directly related to our ASSA transaction, $0.3 million ($0.2 million after tax) related to the compensation agreement with the former owner of Solar and the impact for actuarial gains associated with our defined benefit plans of $1.6 million ($1.2 million after tax or $0.01 per diluted share).

For the twelve months ended December 31, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $32.4 million ($24.3 million after tax or $0.19 per diluted share) of restructuring charges, $0.4 million ($3.3 million after tax or $0.02 per diluted share) of other charges/gains, $3.3 million ($2.5 million after tax or $0.02 per diluted share) of expenses directly related to our ASSA transaction, $2.1 million ($1.8 million after tax or $0.01 per diluted share) related to the compensation agreement with the former owner of Solar, the impact for actuarial gains associated with our defined benefit plans of $1.2 million ($0.9 million after tax or $0.01 per diluted share) and a tax benefit of $8.4 million ($0.06 per diluted share).

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.64	$0.99	(35)	$3.17	$4.11	(23)

Restructuring charges	0.02	0.07	(71)	0.20	0.19	5
Other charges/(gains)	0.06	-	NM	0.13	(0.02)	(750)
ASSA transaction expenses (d)	0.01	0.02	(50)	0.12	0.02	500
Solar compensation (e)	-	-	-	0.02	0.01	100
Amortization of inventory step-up (f)	0.01	-	NM	0.07	-	NM
Asset impairment charges (g)	0.20	-	NM	0.20	-	NM
Defined benefit plan actuarial (gains)/losses	0.01	(0.01)	(200)	-	(0.01)	(100)
Tax items	-	-	-	-	(0.06)	(100)

Diluted EPS from continuing operations before charges/gains (b)	$0.95	$1.07	(11)	$3.91	$4.24	(8)

NM - Not Meaningful
(b) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change
Net sales (GAAP)
Water	$663.0	$641.5	3	$2,562.2	$2,570.2	-
Outdoors	309.2	333.0	(7)	1,341.1	1,517.4	(12)
Security	189.1	157.4	20	722.9	635.4	14
Total net sales	$1,161.3	$1,131.9	3	$4,626.2	$4,723.0	(2)

Operating income (loss)
Water	$139.7	$151.9	(8)	$574.3	$614.6	(7)
Outdoors	7.3	39.6	(82)	133.5	194.2	(31)
Security	24.6	26.7	(8)	62.4	95.4	(35)
Corporate expenses	(37.6)	(35.9)	5	(155.3)	(129.9)	20

Total operating income (GAAP)	$134.0	$182.2	(26)	$614.9	$774.3	(21)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$134.0	$182.2	(26)	$614.9	$774.3	(21)
Restructuring charges (1)	3.6	10.2	(65)	32.5	32.4	-
Other charges/(gains) (2)	9.3	0.1	9,200	22.3	(3.7)	(703)
ASSA transaction expenses (d)	1.1	3.3	(67)	19.7	3.3	497
Solar compensation (e)	0.6	0.3	100	2.7	2.1	29
Amortization of inventory step-up (f)	1.5	-	NM	12.4	1.3	854
Asset impairment charges (g)	33.5	-	NM	33.5	-	NM
Operating income (loss) before charges/gains (a)	$183.6	$196.1	(6)	$738.0	$809.7	(9)

Water	$144.3	$154.3	(6)	$582.6	$622.8	(6)
Outdoors	42.9	46.0	(7)	174.0	215.6	(19)
Security	32.6	26.8	22	115.8	96.0	21
Corporate expenses	(36.2)	(30.9)	17	(134.4)	(124.7)	8

Total operating income before charges/gains (a)	$183.6	196.1	(6)	738.0	809.7	(9)

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $3.6 million and $32.5 million for the thirteen weeks ended and twelve months ended December 30, 2023, respectively, and $10.2 million and $32.4 million for the three and twelve months ended December 30, 2022, respectively.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks and twelve months ended December 30, 2023, total other charges were $9.3 million and $22.3 million, respectively. For the three and twelve months ended December 30, 2022, total charges were $0.1 million and $(3.7) million, respectively.

NM - Not Meaningful
(a) (d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING MARGIN
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended,
	December 30, 2023	December 31, 2022	Change	December 30, 2023	December 31, 2022	Change

WATER
Operating margin	21.1%	23.7%	(260) bps	22.4%	23.9%	(150) bps
Restructuring charges	0.1%	0.3%		0.1%	0.2%
Other charges/(gains)				-	-
Cost of products sold	0.3%	-		0.1%	-
Amortization of inventory step-up (f)	0.3%	-		0.1%	0.1%
Before charges/gains operating margin	21.8%	24.0%	(220) bps	22.7%	24.2%	(150) bps

OUTDOORS
Operating margin	2.4%	11.9%	(950) bps	10.0%	12.8%	(280) bps
Restructuring charges	0.4%	1.8%		0.3%	1.6%
Other charges/(gains)				-	-
Cost of products sold	0.1%	-		-	(0.3%)
Selling, general and administrative expenses	-	-		-	-
Solar compensation (e)	0.2%	0.1%		0.2%	0.1%
Asset Impairment charges (g)	10.8%	-		2.5%	-
Before charges/gains operating margin	13.9%	13.8%	10 bps	13.0%	14.2%	(120) bps

SECURITY
Operating margin	13.0%	16.9%	(390) bps	8.6%	15.0%	(640) bps
Restructuring charges	0.8%	0.1%		3.5%	0.1%
Other charges/(gains)				-	-
Cost of products sold	3.4%	-		2.7%	-
Amortization of inventory step-up (f)	-	-		1.2%	-
Before charges/gains operating margin	17.2%	17.0%	20 bps	16.0%	15.1%	90 bps

TOTAL COMPANY
Operating margin	11.5%	16.1%	(460) bps	13.3%	16.4%	(310) bps
Restructuring charges	0.3%	0.9%		0.7%	0.7%
Other charges/(gains)
Cost of products sold	0.8%	-		0.5%	(0.1%)
Selling, general and administrative expenses	-	-		-	-
Solar compensation (e)	0.1%	-		0.1%	-
ASSA transaction expenses (d)	0.1%	0.3%		0.4%	0.1%
Amortization of inventory step-up (f)	0.1%	-		0.3%	-
Asset Impairment charges (g)	2.9%	-		0.7%	-
Before charges/gains operating margin	15.8%	17.3%	(150) bps	16.0%	17.1%	(110) bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income, excluding restructurings charges and other charges/gains, Solar compensation arrangement, ASSA transaction expenses, amortization of inventory step-up associated with the acquisition of the ASSA businesses and asset impairment charges, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) (e) (f) (g) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF ACQUISITIONS, A 53rd WEEK & THE IMPACT OF FX
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Fifty-two Weeks Ended	Twelve Months Ended
	December 30, 2023	December 31, 2022	% Change	December 30, 2023	December 31, 2022	% Change

WATER
Net sales (GAAP)	$663.0	$641.5	3%	$2,562.2	$2,570.2	(0%)
Impact of Aqualisa Acquisition	-	-		31.4	-
Impact of Emtek and Schaub Acquisition	59.3	-		133.8	-
Organic net sales excluding impact of acquisitions	$603.7	$641.5	(6%)	$2,397.0	$2,570.2	(7%)
Impact of 53rd week	24.8	-		24.8	-
Impact of FX	(0.6)	-		24.4	-
Organic net sales excluding impact of acquisitions, 53rd week & FX	$627.9	$641.5	(2%)	$2,446.2	$2,570.2	(5%)

OUTDOORS
Net sales (GAAP)	$309.2	$333.0	(7%)	$1,341.1	$1,517.4	(12%)
Organic net sales	$309.2	$333.0	(7%)	$1,341.1	$1,517.4	(12%)
Impact of 53rd week	3.4	-		3.4	-
Impact of FX	-	-		-	-
Organic net sales excluding impact of acquisitions, 53rd week & FX	$312.6	$333.0	(6%)	$1,344.5	$1,517.4	(11%)

SECURITY
Net sales (GAAP)	$189.1	$157.4	20%	$722.9	$635.4	14%
Impact of Yale and August Acquisition	40.2	-		81.2	-
Organic net sales excluding impact of an acquisition	$148.9	$157.4	(5%)	$641.7	$635.4	1%
Impact of 53rd week	10.3	-		10.3	-
Impact of FX	3.8	-		(0.4)	-
Organic net sales excluding impact of acquisitions, 53rd week & FX	$163.0	$157.4	4%	$651.6	$635.4	3%

TOTAL COMPANY
Net sales (GAAP)	$1,161.3	$1,131.9	3%	$4,626.2	$4,723.0	(2%)
Impact of Aqualisa Acquisition	-	-		31.4	-
Impact of Emtek and Schaub Acquisition	59.3	-		133.8	-
Impact of Yale and August Acquisition	40.2	-		81.2	-
Organic net sales excluding impact of acquisitions	$1,061.8	$1,131.9	(6%)	$4,379.8	$4,723.0	(7%)
Impact of 53rd week	38.5	-		38.5	-
Impact of FX	3.2	-		24.0	-
Organic net sales excluding impact of acquisitions, 53rd week & FX	$1,103.5	$1,131.9	(3%)	$4,442.3	$4,723.0	(6%)

Reconciliation of GAAP Net sales to organic net sales excluding the impact of acquisitions, the impact of a 53rd week and the impact of FX on net sales is net sales derived in accordance with GAAP excluding impact of the acquisitions of Aqualisa and Emtek and Schaub in our Water segment, the acquisition of Yale and August in our Security segment on net sales, a 53rd week in 2022 and the impact of FX. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring, other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, asset impairment charges and charges for a compensation arrangement with the former owner of Solar. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, asset impairment charges, charges for a compensation arrangement with the former owner of Solar, actuarial gains/losses associated with our defined benefit plans and tax items. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, asset impairment charges, charges for a compensation arrangement with the former owner of Solar, actuarial gains/losses associated with our defined benefit plans, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $1.1 million and $19.7 million for the thirteen weeks and fifty-two weeks ended December 30, 2023, respectively, for external banking, legal, accounting, and other similar services directly related to our ASSA transaction. For the three months and twelve months ended December 31, 2022, other charges include expenditures of $3.3 million for external banking, legal, accounting and other similar services directly related to our ASSA transaction.

(e) In Outdoors, other charges include charges for a compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $0.6 million and $2.7 million for the thirteen weeks and fifty-two weeks ended December 30, 2023, respectively. For the three months and twelve months ended December 31, 2022, other charges for a compensation agreement with the former owner of Solar classified in selling, general and administrative expenses of $0.3 million and $2.1 million, respectively.

(f) For the thirteen and fifty-two weeks ended December 30, 2023, the amortization of inventory step-up associated with the acquisition of the ASSA business was $1.5 million and $3.5 million for the Water segment, respectively and $8.9 million for the fifty-two weeks ended December 30, 2023 for the Security segment.

(g) Asset impairment charges for the thirteen weeks and fifty-two weeks ended December 30, 2023 represent pre-tax impairment charges of $33.5 million related to indefinite-lived tradenames in our Outdoor segment.

Additional Information:

In January 2023, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to a 52-or 53-week fiscal year ending on the Saturday closest but not subsequent to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2023. This change was made in order to align the Company’s fiscal year with that of its operating businesses and to align the Company’s reporting calendar with how the Company evaluates its businesses. There was no material impact to any of our previously disclosed financial information.

In February 2023, we publicly announced an internal reorganization to separate our Outdoors & Security segment under separate leadership to drive innovation, accelerate product development, and enhance investments and business processes. In conjunction with the reorganization, we changed how our chief operating decision maker evaluates and allocates the resources for the combined business. Separate reporting for the new Outdoors and Security segments began in the first quarter of 2023 and historical financial segment information has been restated to conform to the new segment presentation.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. ("MasterBrand") (the "Spin-off"), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company's name changed from "Fortune Brands Home & Security, Inc." to "Fortune Brands Innovations, Inc." and its stock ticker changed from "FBHS" to "FBIN" each of which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022, was $156.0 million.

In the first quarter of 2022, our Plumbing segment was renamed Water Innovations in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo, a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors segment. Its complementary product offerings support the segment’s outdoor living strategy.

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges/gains, EPS before charges/gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from our diluted EPS before charges/gains and cash conversion, and restructuring and other charges, which are excluded from our operating margin before charges/gains, diluted EPS before charges/gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Contacts

INVESTOR AND MEDIA CONTACT:
Leigh Avsec
847-484-4211
Investor.Questions@fbhs.com